EXHIBIT 5.1

Mayer Brown LLP

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Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

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www.mayerbrown.com

August 27, 2014

Nissan Auto Leasing LLC II

Nissan-Infiniti LT

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Auto Leasing LLC II
Nissan-Infiniti LT
Registration Statement on Form S-3
Registration No. 333-195774

Ladies and Gentlemen:

We have acted as special counsel to Nissan Auto Leasing LLC II (the “Company”), a Delaware limited liability company, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”) and Asset-Backed Certificates (the “Certificates” and, together with the Notes, the “Securities”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, an “Issuing Entity”) formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”), between the company and a trustee. Each series of Notes will be issued pursuant to an indenture (each, an “Indenture”), between the related Issuing Entity and an indenture trustee and the Certificates will be issued pursuant to a Trust Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto) and the form of Amended and Restated Trust

Agreement (including the form of Certificate included as an exhibit thereto).

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT

August 27, 2014

Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Securities have been duly executed and issued by the Issuing Entity and authenticated by the owner trustee with respect to the Certificates and authenticated by the indenture trustee with respect to the Notes, as applicable and (c) in the case of the Notes, payment of the agreed consideration for such Securities shall have been received by the Issuing Entity, all in accordance with the terms and conditions of the related Indenture and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement, (i) such Certificates will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued, fully paid and nonassessable and (ii) such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware.

MAYER BROWN LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP